Exhibit 99.1

NEWS RELEASE
Contact: Graham Sones, VP of Investor Relations ir@kodiakgas.com (936) 755-3259

Kodiak Gas Services Announces Quarterly Dividend
THE WOODLANDS, TX — August 5, 2026 — Kodiak Gas Services, Inc. (NYSE: KGS), (“Kodiak” or the “Company”) today announced that its board of directors has declared a cash dividend of $0.49 per share of common stock for the second quarter of 2026 (the “Common Stock Dividend”). This Common Stock Dividend will be paid on August 27, 2026 to all stockholders of record as of the close of business on August 17, 2026.
In conjunction with the Common Stock Dividend, Kodiak Gas Services, LLC (“Kodiak Services”), a subsidiary of Kodiak, has declared a distribution of $0.49 per unit for the second quarter of 2026, which will be paid on August 27, 2026 to all unitholders of record of Kodiak Services on August 17, 2026.
About Kodiak
Kodiak is a leading contract compression, distributed power, and energy infrastructure services provider in the United States. Headquartered in The Woodlands, Texas, Kodiak partners with customers across the energy and digital infrastructure sectors, including oil and gas producers, midstream operators, and data center developers and operators, to enable the safe, reliable, and efficient production of energy that powers our critical energy future.
Additional information is available at www.kodiakgas.com.
Cautionary Note Regarding Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A list and description of risks, uncertainties and other factors can be found in the Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and filed with the SEC on February 26, 2026 and any updates to those factors set forth in our subsequent quarterly reports on Form 10-Q or current reports on Form 8-K. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.